     As filed with the Securities and Exchange Commission on August 6, 1999

                                                       Total Number of Pages - 4
                                                   Index to Exhibits at Page - 4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                NETRO CORPORATION
             (Exact name of registrant as specified in its charter)

                 California                                      77-0395029
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)

   3860 N. First Street, San Jose, CA                              95134
(Address of principal executive offices)                         (Zip Code)

If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b)        class of securities pursuant to Section
of the Exchange Act and is effective                 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),               pursuant to General Instruction A.(d),
check the following box.  [ ]                        check the following box.   [X]

Securities Act registration statement file number to which this form relates:
333-81325 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange on which
       to be so registered                        each class is to be registered

             None                                              None


        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                    ----------------------------------------
                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered

     Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-81325) (the "Form S-1 Registration Statement").

Item 2.   Exhibits

          The following exhibits are filed as a part of this Registration
Statement:

          1.* Specimen certificate for Registrant's Common Stock -- incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

          2.   Amended and Restated Articles of Incorporation of the Registrant
               - incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

          3. Bylaws of the Registrant, and amendments - incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

          4. Form of Amended and Restated Articles of Incorporation of the Registrant, to be filed and effective upon completion of this offering - incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

          5. Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of this offering - incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

          6. Special Rights Agreement between Registrant and Italtel s.p.a. - incorporated herein by reference to Exhibit 10.8.3 to the Form S-1 Registration Statement.

          7. Amended and Restated Rights Agreement by and among Registrant and certain of its shareholders, dated June 21, 1999 - incorporated herein by reference to Exhibit 10.14 to the Form S-1 Registration Statement.


* To be filed by amendment.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 6, 1999                   NETRO CORPORATION


                                       By: /s/ Gideon Ben-Efraim
                                           -------------------------------------
                                           GIDEON BEN-EFRAIM, President and CEO

                                INDEX TO EXHIBITS

                                                                                      Sequentially
Exhibit No.                               Description                                 Numbered Page
-----------                               -----------                                 -------------
    1.*        Specimen certificate for Registrant's Common Stock --                  Incorporated
               incorporated herein by reference to Exhibit 4.1 to the Form S-1        by reference
               Registration Statement.

    2.         Amended and Restated Articles of Incorporation of the Registrant       Incorporated
               - incorporated herein by reference to Exhibit 3.1 to the Form          by reference
               S-1 Registration Statement.

    3.         Bylaws of the Registrant, and amendments - incorporated herein         Incorporated
               by reference to Exhibit 3.2 to the Form S-1 Registration               by reference
               Statement.

    4.         Form of Amended and Restated Articles of Incorporation of the          Incorporated
               Registrant, to be filed and effective upon completion of this          by reference
               offering - incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement.

    5.         Form of Amended and Restated Bylaws of the Registrant, to be           Incorporated
               effective upon completion of this offering - incorporated herein       by reference
               by reference to Exhibit 3.4 to the Form S-1 Registration
               Statement.

    6.         Special Rights Agreement between Registrant and Italtel s.p.a. -       Incorporated
               incorporated herein by reference to Exhibit 10.8.3 to the Form         by reference
               S-1 Registration Statement.

    7.         Amended and Restated Rights Agreement by and among Registrant and      Incorporated
               certain of its shareholders, dated June 21, 1999 - incorporated        by reference
               herein by reference to Exhibit 10.14 to the Form S-1 Registration
               Statement.

* To be filed by amendment.